Exhibit 99.1

FOR IMMEDIATE RELEASE

C2 GLOBAL TECHNOLOGIES INC. TO RESTATE Q2 & Q3 2009 FINANCIAL RESULTS

TORONTO, CANADA, MARCH 26, 2010 – C2 Global Technologies Inc. (“C2” or the “Company”) (OTCBB: COBT) today announced that it will be restating its interim financial statements for the fiscal quarters ended June 30 and September 30, 2009 to address the matters set out below. All dollar amounts are in US dollars.

The restatements will not result in any change to Operating income (loss), Income (loss) from continuing operations or Net income (loss) for the nine months ended September 30, 2009.

Patent Licensing Revenue Recognition
The Company has concluded that revenue recognition under US GAAP had been applied in error to patent licensing revenue that was reported in the C2’s consolidated financial statements for the fiscal quarters ended June 30 and September 30, 2009.  The facts surrounding this determination are detailed below.

In June 2009, the Company entered into a patent licensing agreement with an independent third party in Korea.  In connection with this agreement, the Company recognized the initial revenue and associated costs in the fiscal quarter ended June 30, 2009. Although C2 and the third party had negotiated the license price and terms, and persuasive evidence of an arrangement existed in the form of a signed contract, which constituted delivery of the license, collectability of the associated revenue was not sufficiently assured to warrant such recognition. Further, for the quarter ended September 30, 2009 C2’s management determined that the collectability of the revenue was doubtful, and recorded an allowance for doubtful accounts for the full amount of the revenue, net of the associated costs.

As a consequence, patent licensing revenue was overstated by $950,000 for the quarter and six months ended June 30, 2009 and the nine months ended September 30, 2009, and associated patent licensing costs were overstated by $585,000 for the same periods.  As a consequence of recording an allowance in the quarter ended September 30, operating income and net income were overstated by $365,000 in the quarter ended June 30, 2009 and understated by the same amount in the quarter ended September 30, 2009.  The impact on the unaudited condensed consolidated financial statements for the periods ended June 30 and September 30, 2009 is set out below.

Accounting for Investments in Joint Ventures
The Company has determined that it had erred in reporting its investments pursuant to partnership, joint venture and limited liability company agreements (collectively, “Joint Ventures”), and the associated revenue and costs, in the quarters ended June 30 and September 30, 2009, all related to its 75%-owned subsidiary Counsel RB Capital LLC (“Counsel RB”).

Counsel RB’s asset liquidation transactions are generally conducted through two different formats, as described below. US GAAP requires that they be reported separately in the consolidated financial statements as follows:

(1) Revenue from transactions that Counsel RB conducts directly is reported as Asset Liquidation revenue, and the associated direct costs are reported as Asset Liquidation costs.  At the balance sheet date, any unsold assets are reported as Inventory, any outstanding accounts receivable are included in the Company’s Accounts Receivable, and any associated liabilities are included in the Company’s Accrued Liabilities.  Although all inventory is expected to be sold in less than one year, real estate inventory is not recorded as a current asset.

(2) Transactions that involve Counsel RB acting jointly with one or more additional purchasers via Joint Ventures require that the Joint Ventures be accounted for using the equity method of accounting wherein Counsel RB’s proportionate share of the net income (loss) be reported as Earnings (Loss) of Equity Accounted Asset Liquidation Investments.  Although all of Counsel RB’s investments in Joint Ventures are expected to be sold in less than one year, they are reported on the balance sheet as non-current Asset Liquidation Investments.

In the quarters ended June 30 and September 30, 2009, the Company recorded its proportionate share of the revenue and costs associated with its investments in Joint Ventures as Asset Liquidation Revenue and Asset Liquidation costs.  At June 30 and September 30, 2009, the Company recorded its proportionate share of the Joint Ventures as allocations to accounts receivable, inventory, other current assets, accounts payable and accrued liabilities, and debt payable to third parties.  All inventory was recorded as a current asset. The impact on the unaudited condensed consolidated financial statements for the periods ended June 30 and September 30, 2009 is set out below.

Effect of the restatements on the consolidated balance sheets (in thousands of $US):

	Previously reported on Form 10-Q	Patent licensing restatement	Counsel RB restatement	As restated
	$	$	$	$
As at June 30, 2009
Accounts receivable	1,977	(552)	(893)	532
Inventory – current	4,009	—	(1,615)	2,394
Other current assets	47	—	(6)	41
Total current assets	6,259	(552)	(2,514)	3,193

Inventory – non-current	—	—	919	919
Asset liquidation investments	—	—	1,325	1,325
Total assets	10,233	(552)	(270)	9,411

Accounts payable and accrued liabilities	1,376	(187)	(63)	1,126
Debt payable to third parties	2,569	—	(207)	2,362
Total liabilities	5,380	(187)	(270)	4,923

Accumulated deficit	(270,253)	(365)	—	(270,618)
Total equity	4,853	(365)	—	4,488

Total liabilities and stockholders’ equity	10,233	(552)	(270)	9,411

	Previously reported on Form 10-Q	Patent licensing restatement	Counsel RB restatement	As restated
	$	$	$	$
As at September 30, 2009
Accounts receivable	1,779	—	(912)	867
Inventory – current	4,828	—	(1,648)	3,180
Total current assets	7,242	—	(2,560)	4,682

Inventory – non-current	—	—	928	928
Asset liquidation investments	—	—	1,358	1,358
Total assets	10,789	—	(274)	10,515

Accounts payable and accrued liabilities	1,247	—	(68)	1,179
Debt payable to third parties	3,028	—	(206)	2,822
Total liabilities	5,977	—	(274)	5,703

Accumulated deficit	(270,374)	—	—	(270,374)
Total equity	4,812	—	—	4,812

Total liabilities and stockholders’ equity	10,789	—	(274)	10,515

Effect of the restatements on the consolidated statements of operations (in thousands of $US):

	Previously reported on Form10-Q	Patent licensing restatement	Counsel RB restatement	As restated
	$	$	$	$
For the three months ended June 30, 2009
Patent licensing revenue	950	(950)	—	—
Asset liquidation revenue	3,102	—	(3,067)	35
Total revenue	4,052	(950)	(3,067)	35

Patent licensing expense	586	(585)	—	1
Asset liquidation expense	2,675	—	(2,675)	—
Total operating costs and expenses	3,969	(585)	(2,675)	709

Earnings of asset liquidation investments	—	—	392	392

Operating income (loss)	83	(365)	—	(282)

Income (loss) from continuing operations	106	(365)	—	(259)

Net income (loss)	112	(365)	—	(253)

Earnings (loss) per share from continuing operations
Common shares	$0.01			$(0.01)
Preferred shares	$0.20			N/A

Earnings (loss) per share
Common shares	$0.01			$(0.01)
Preferred shares	$0.20			N/A

	$	$	$	$
For the six months ended June 30, 2009
Patent licensing revenue	950	(950)	—	—
Asset liquidation revenue	3,102	—	(3,067)	35
Total revenue	4,052	(950)	(3,067)	35

Patent licensing expense	587	(585)	—	2
Asset liquidation expense	2,675	—	(2,675)	—
Total operating costs and expenses	4,357	(585)	(2,675)	1,097

Earnings of asset liquidation investments	—	—	392	392

Operating loss	(305)	(365)	—	(670)

Loss from continuing operations	(273)	(365)	—	(638)

Net loss	(230)	(365)	—	(595)

Loss per share from continuing operations
Common shares	$(0.01)			$(0.03)
Preferred shares	N/A			N/A

Loss per share
Common shares	$(0.01)			$(0.03)
Preferred shares	N/A			N/A

	Previously reported on Form 10-Q	Patent licensing restatement	Counsel RB Restatement	As restated
	$	$	$	$
For the three months ended September 30, 2009
Patent licensing revenue	—	—	—	—
Asset liquidation revenue	1,948	—	(79)	1,869
Total revenue	1,948	—	(79)	1,869

Patent licensing expense	11	8	—	19
Asset liquidation expense	917	—	(28)	889
Selling, general and administrative expense	966	(373)	—	593
Total operating costs and expenses	1,894	(365)	(28)	1,501

Earnings of asset liquidation investments	—	—	51	51

Operating income	54	365	—	419

Income (loss) from continuing operations	(57)	365	—	308

Net income (loss)	(121)	365	—	244

Earnings (loss) per share from continuing operations
Common shares	$(0.01)			$0.01
Preferred shares	N/A			$0.54

Earnings (loss) per share
Common shares	$(0.01)			$0.01
Preferred shares	N/A			$0.43

	$	$	$	$
For the nine months ended September 30, 2009
Patent licensing revenue	950	(950)	—	—
Asset liquidation revenue	5,050	—	(3,146)	1,904
Total revenue	6,000	(950)	(3,146)	1,904

Patent licensing expense	598	(577)	—	21
Asset liquidation expense	3,592	—	(2,703)	889
Selling, general and administrative expense	2,061	(373)	—	1,688
Total operating costs and expenses	6,251	(950)	(2,703)	2,598

Earnings of asset liquidation investments	—	—	443	443

Operating loss	(251)	—	—	(251)

Loss from continuing operations	(330)	—	—	(330)

Net loss	(351)	—	—	(351)

Loss per share from continuing operations
Common shares	$(0.02)			$(0.02)
Preferred shares	N/A			N/A

Loss per share
Common shares	$(0.02)			$(0.02)
Preferred shares	N/A			N/A

The Company’s management and Audit Committee of the Board discussed the above matters with the Company’s independent registered chartered accountants.  The quarterly results reported in the Company’s audited consolidated financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which the Company expects to file on or around March 31, 2010, will be restated to reflect the correct application of US GAAP in each affected quarter.

Therefore, until the Company has filed its Annual Report on Form 10-K for the year ended December 31, 2009, investors and other users of the Company’s SEC filings are cautioned not to rely on the Company’s financial statements for the fiscal quarters ended June 30, 2009 and September 30, 2009, to the extent they are affected by the matters described above.

The Company intends to file amended Forms 10-Q for the fiscal quarters ended June 30, 2009 and September 30, 2009 as soon as practicable.

About C2 Global Technologies Inc.

C2’s primary business is the development and licensing of its patents, which include two foundational patents in VoIP technology.  C2 is also involved in the acquisition and disposition of distressed and surplus assets through its interest in Counsel RB Capital.  For further information, please visit C2’s website at www.c2global.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, that are based on management’s exercise of business judgment as well as assumptions made by, and information currently available to, management.  When used in this document, the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, and words of similar import, are intended to identify any forward-looking statements.  You should not place undue reliance on these forward-looking statements.  These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements.  We undertake no obligation, and do not intend, to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.  Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize.  Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:

Stephen A. Weintraub
Executive Vice President, Secretary & CFO
sweintraub@c2global.com
(416) 866-3058